UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 8, 2005 (March 2, 2005)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9592	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 800 Ft. Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      Amendment to Credit Facility:

      On March 2, 2004, we entered into the Second Amendment to Second Amended and Restated Credit Agreement, which amends our $600 million Second Amended and Restated Credit Agreement (the “Senior Credit Facility”), as amended by the First Amendment dated December 6, 2004, among us and Great Lakes Energy Partners L.L.C., as Borrowers, and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Illinois) a national banking association), The Frost National Bank, The Bank of Nova Scotia, Union Bank of California, N.A., Wachovia Bank, National Association, Key Bank, Harris Nesbitt Financing, Inc., Southwest Bank of Texas, N.A., Hibernia National Bank, Comerica Bank, Natexis Banques Populaires, Fortis Capital Corp., Fleet National Bank, Compass Bank, Calyon New York Branch and Bank of Scotland, collectively, as Lenders, and JPMorgan Chase Bank N.A. (formerly Bank One, NA), as Administrative Agent.

      Pursuant to the Second Amendment to Second Amended and Restated Credit Agreement (the “Second Amendment”), we were granted permission to incur up to an additional $100 million in aggregate principal amount of additional Senior Subordinated Notes, (as defined in the Senior Credit Facility), for a total of $375 million.

      Certain of the Lenders and their affiliates have provided to us and our affiliates in the past, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

      The Second Amendment is filed as Exhibit 10.1 to this report on Form 8-K.

      $150 Million 6 ⅜% Notes due 2015:

      On March 2, 2005, we priced our previously announced private placement of $150 million aggregate principal amount of senior subordinated notes (the “Notes”) due 2015, to be offered by the initial purchasers pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Act”). The notes may not be sold in the United States absent registration or an applicable exemption from the registration requirements. Interest on the Notes will accrue at a rate of 6 ⅜% per annum and will be payable semi-annually in arrears on March 15 and September 15 of each year commencing on September 15, 2005. The transaction is expected to close on March 9, 2005, subject to customary closing conditions.

Item 9.01 Financial Statements and Exhibits

Exhibit
Number	Description
10.1*	Second Amendment to Second Amended and Restated Credit Facility, effective as of March 2, 2005
*Filed herewith.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ ROGER S. MANNY

Roger S. Manny Chief Financial Officer

Date: March 8, 2005

EXHIBIT INDEX

Exhibit
Number	Description
10.1*	Second Amendment to Second Amended and Restated Credit Facility, effective as of March 2, 2005
*Filed herewith.